EXHIBIT 10.82

                          REGISTRATION RIGHTS AGREEMENT


         Registration Rights Agreement (the "Agreement") dated as of January 18, 1996, between Interneuron Pharmaceuticals, Inc. a Delaware corporation, (the "Corporation"), and each of the stockholders listed on the signature page hereto (the "Stockholders").

         WHEREAS, pursuant to an Offer to Purchase for Stock shares of Common Stock of CPEC, Inc. formerly held by the Stockholders (the "CPEC Stock"), dated December 27, 1995 (the "Offer") as amended on January 9, 1996 (the "Amended Offer"), the Corporation has purchased the CPEC Stock owned by the undersigned for a purchase price consisting of shares (the "Shares") of the Corporation's Common Stock, $.001 par value ("IPI Common Stock") and has agreed to grant the Stockholders certain registration rights relating to the resale of the Shares;

         The Corporation and the Purchaser hereby agree as follows:

                                    SECTION 1
                               REGISTRATION RIGHTS

         (a) For purposes of this Agreement, the following definitions shall apply:

                  (i) The terms "register", "registered", and "registration" refer to a registration under the Securities Act of 1933, as amended (the "Act") effected by preparing and filing a registration statement (the "Registration Statement") or similar document in compliance with the Act or an amendment thereto, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  (ii) The term "Registrable Securities" means the Shares, any Penalty Shares, and, if the undersigned's shares of CPEC Stock were tendered pursuant to the Amended Offer, any shares of IPI Common Stock previously issued to the Stockholders by the Corporation in connection with the Acquisition Agreement, and any securities of the Corporation or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as, a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares.

                  (iii) The term "Market Price" shall mean the average of the last sales prices of the Common Stock during the five trading days ending on the day immediately preceding the date on which Registrable Securities are first registered.

                  (iv) The term "Acquisition Agreement" means the acquisition agreement dated as of May 13, 1994 between the Corporation, Intercardia, Inc., CPEC, Inc., Myocor, Inc. and the Stockholders.



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

         (b) (i) Subject to the provisions of Subsection (b)(ii) hereof, the Corporation shall file a Registration Statement on Form S-3 covering the resale of all the Registrable Securities provided, that if the registration statement has not been declared effective by the SEC on or prior to April 1, 1996 (the "Obligation Date") (except if the provisions of Subsection (b)(ii) are applicable), the Corporation's sole liability to the Stockholders shall be to issue to the Stockholders shares of IPI Common Stock (the "Penalty Shares") as follows: (i) an aggregate (assuming and the Stockholders continue to hold all of the Shares) of 5,000 Penalty Shares (or .219915552 shares for each share of CPEC stock tendered) for the first two 30-day periods; (ii) an aggregate of 7,500 Penalty Shares (or .329873328 shares for each share of CPEC stock tendered) for the next four 30-day periods; and (iii) an aggregate of 10,000 Penalty Shares (or .4398311048 shares for each share of CPEC stock tendered) for the next six 30-day periods, after the Obligation Date that the Registration Statement is not declared effective, on a pro rata basis for any partial period, up to a maximum aggregate of 100,000 Penalty Shares or 4.398311048 shares for each share of CPEC stock tendered), PROVIDED, HOWEVER that no fractional shares of IPI Common Stock will be issued and Stockholders will be paid in cash in lieu of any fractional shares based on the Market Price of any fractional share that would otherwise be issuable.

                  (ii) The Corporation shall not be obligated to effect a registration under Subsection (b)(i) hereof (A) if all of the Registrable Securities held by Stockholders which are intended to be covered by the registration are included in an effective registration statement; (B) within 120 days after the effective date of any other Registration Statement as to which Stockholders were given piggy-back rights pursuant to subsection (c) hereof and in which Stockholders were able to register and sell at least eighty percent (80%) of the Registrable Securities requested by Stockholders to be included in such registration, PROVIDED HOWEVER that in such event Interneuron will effect a registration covering the Registrable Securities within six months after such registration; (C) if the Corporation is engaged in, has plans to engage in (as evidenced by a resolution of the Board of Directors of the Corporation and the Corporation's good faith efforts towards preparation for such offering) or has become party to a letter of intent contemplating a public offering of Common Stock for its own account or for the account of any security holder through one or more underwriters (unless the underwriters agree to include the Registrable Securities in such underwritten offering on the same terms and conditions as the other securities being sold in such offering in which case the Stockholders will agree to include the Registrable Securities in such offering on such terms and conditions) through the period ending 90 days after the closing of such public offering; or (D) if precluded by agreements entered into prior to the date of this agreement.

         (c) If at any time after the Obligation Date and until such time as Stockholders are free to sell the Registrable Securities without volume limitations pursuant to Rule 144 under the Act (including for this purpose a registration effected by the Corporation for shareholders other than the Stockholders) the Corporation proposes to register any of its Common Stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and the Registrable Securities have not theretofore been included in a registration statement under Subsection (b) which remains effective, the Corporation shall, at such time, promptly give the Stockholders written notice of such registration. Upon the written request of the Stockholders given within ten (10) days after receipt of such notice by the Stockholders, the Corporation shall use its best efforts to



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cause to be registered for resale under the Act all of the Registrable
Securities that the Stockholders has requested to be registered on the same terms and conditions as the securities being sold in such offering, subject to rights held by third parties under contracts existing prior to the date of this agreement. The Corporation shall have no obligation under this Subsection (c) to the extent that, with respect to a public offering registration, any underwriter of such public offering reasonably requests that the Registrable Securities or a portion thereof be excluded therefrom.

         (d) Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

                  (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as soon as practicable and, upon the request of the Stockholders, keep such registration statement effective for so long as Stockholders desires to dispose of the securities covered by such registration statement (but not after Stockholders are free to sell all of such securities without volume limitations under Rule 144 under the Act).

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) Furnish to the Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of Registrable Securities owned by Stockholders.

                  (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Stockholders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service and process in any such states or jurisdictions.

                  (v) Notify Stockholders of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments or supplements as may be required so that the Prospectus does not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (e) Each Stockholder will furnish to the Corporation in connection with any registration under this Section 1 such information regarding itself, the Registrable Securities and other securities of the Corporation held by it, and the intended method of disposition of such



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securities as shall be required to effect the registration of the Registrable
Securities held by such Stockholder.

         (f) (i) The Corporation shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) from and against any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which any of them may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Corporation shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by or on behalf of such person specifically for use in the preparation thereof.

                  (ii) Each holder of Registrable Securities included in a registration pursuant to the provisions of Subsection (b) or (c) shall indemnify, defend, and hold harmless the Corporation, its directors, officers and controlling persons with respect to, any and all Liabilities to which any of them may become subject under the Act or otherwise, arising from or relating to
(A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                  (iii) Promptly after receipt by an indemnified party pursuant to the provisions of Subsection (f) (i) or (f) (ii) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Subsection
(f)(i) or (f)(ii), promptly notify the indemnifying party of the commencement thereof; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party shall not relieve it from its indemnification obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. If such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses different from or in addition to those available to the indemnifying party, or if there is conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate



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counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party pursuant to Subsection (f) (i) or
(f) (ii) for any expense of counsel subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, or (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action. An indemnifying party shall not be responsible for amounts paid in settlement without its consent, provided that its consent may not be unreasonably withheld.

         (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Corporation; PROVIDED, HOWEVER, that any securityholders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions, if any.

                  (ii) The fees, costs and expenses of registration to be borne by the Corporation as in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall, however, be borne by the respective selling securityholder.

                                    SECTION 2
                                  MISCELLANEOUS

         2.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         2.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

         2.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Stockholders.

         2.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Stockholders, as indicated below the Stockholder's signature, or at such other address as the Stockholder shall have furnished to the Corporation in writing, or (b) if to the Corporation, at its address set forth below or at such other address as the Corporation



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shall have furnished to the Stockholders and each such other holder in writing.
All such notices or communications shall be deemed given when actually delivered by hand, messenger, facsimile or courier service or, if mailed, three days after deposit in the U.S. mail.

         2.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement (including any holder of Shares), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         2.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         2.7 TITLES AND SUBTITLES. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.



                       INTERNEURON PHARMACEUTICALS, INC.

                       By:  /S/ GLENN L. COOPER
                            --------------------------------------------
                       Name:       Glenn L. Cooper, M.D.
                       Title:      President and Chief Executive Officer
                       Address:    One Ledgemont Center
                                   99 Hayden Avenue
                                   Lexington, MA 02173



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                                THE STOCKHOLDERS:


                                        /S/ ROBERT GINSBURG
                                        ----------------------------------
                                        Name: Robert Ginsburg
                                        Address:


                                        /S/ MILTON LEVIN
                                        ----------------------------------
                                        Name: Milton Levin
                                        Address:


                                        Savacor Trust

                                        By: /S/ ROBERT GINSBURG, TRUSTEE
                                            ------------------------------
                                        Name: Robert Ginsburg, Trustee
                                        Address:


                                        /S/ CORNELIUS VAN BREEMAN
                                        ----------------------------------
                                        Name: Cornelius Van Breeman
                                        Address:


                                        /S/ ARTHUR FELDMAN
                                        ----------------------------------
                                        Name: Arthur Feldman
                                        Address:


                                        /S/ PHILLIP GOODMAN
                                        ----------------------------------
                                        Name: Phillip Goodman
                                        Address:


                                        /S/ W. BRUCE BERCOVICH
                                        ----------------------------------
                                        Name: W. Bruce Bercovich
                                        Address:


                                        /S/ DAVID PROFITT
                                        ----------------------------------
                                        Name: David Profitt
                                        Address:


                                        /S/ PAULINE ZERA
                                        ----------------------------------
                                        Name: Pauline Zera
                                        Address:



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

                                        /S/ RANDY RASMUSSEN
                                        ----------------------------------
                                        Name: Randy Rasmussen
                                        Address:


                                        /S/ WAYNE MINOBE
                                        ----------------------------------
                                        Name: Wayne Minobe
                                        Address:


                                        /S/ BEN PERRYMAN
                                        ----------------------------------
                                        Name: Ben Perryman
                                        Address:


                                        /S/ MARY RAYNOLDS
                                        ----------------------------------
                                        Name: Mary Raynolds
                                        Address:


                                        /S/ J. DAVID PORT
                                        ----------------------------------
                                        Name: J. David Port
                                        Address:


                                        /S/ MICHAEL JULIANO
                                        ----------------------------------
                                        Name: Michael Juliano
                                        Address:


                                        /S/ MAUD VAN BREEMAN
                                        ----------------------------------
                                        Name: Maud Van Breeman
                                        Address:










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